TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

Exhibit 5.1

November 1, 2013

Pyramid Oil Company

2008 – 21st Street

Bakersfield, California 93302

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pyramid Oil Company, a California corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter. The Registration Statement relates to the Company’s offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company with an aggregate offering price of up to $30,000,000: (1) shares of the Company’s common stock, no par value (“Common Stock”); (2) shares of the Company’s preferred stock, no par value, in one or more series (“Preferred Stock”); (3) warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”); and (4) units consisting of Common Stock, Preferred Stock, and/or Warrants in any combination (“Units”). The Common Stock, the Preferred Stock, the Warrants, and the Units collectively are referred to in this opinion letter as the “Securities.” The Registration Statement includes a prospectus (the “Prospectus”), which states that it will be supplemented from time to time by one or more prospectus supplements setting forth the specific terms of each offering of any Securities (each, a “Prospectus Supplement”).

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of: (1) the Registration Statement; (2) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (3) resolutions adopted by the Company’s Board of Directors pertaining to the Registration Statement, the Securities, and related matters; and (4) such certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of California law as we considered necessary or appropriate as a basis for the opinions expressed below.

The law covered by our opinions expressed below is limited to the General Corporation Law of the State of California (the “California Corporation Law”), including applicable rules and regulations promulgated under the California Corporation Law and applicable reported judicial decisions interpreting the California Corporation Law. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.

Pyramid Oil Company

November 1, 2013

This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated below with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional qualifications, assumptions, and limitations set forth below, we are of the opinion that:

1.         With respect to shares of Common Stock offered by the Company pursuant to the Registration Statement, when (a) the Company’s Board of Directors has taken all necessary corporate action to approve and authorize the issuance and terms of the sale of such shares of Common Stock in conformity with the Company’s Articles of Incorporation and Bylaws and (b) such shares have been issued and delivered against payment of their full purchase price and in accordance with the terms of the applicable purchase, underwriting, or similar agreement and the Registration Statement, Prospectus, and applicable Prospectus Supplement (and, if issued upon the exercise of Warrants or the conversion of Preferred Stock, when such shares of Common Stock have been duly issued and delivered in accordance with the terms of the Warrants or the Preferred Stock), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2.         With respect to shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, when (a) the Company’s Board of Directors has taken all necessary corporate action to approve and authorize such shares of Preferred Stock in accordance with the Company’s Articles of Incorporation, (b) a certificate of determination setting forth the terms of such shares and conforming to the requirements of the California Corporation Law has been duly filed with the California Secretary of State, (c) the Company’s Board of Directors has taken all necessary corporate action to approve and authorize the issuance and terms of the sale of shares of such shares in conformity with such certificate of determination, and (d) such shares have been issued and delivered against payment of their full purchase price and in accordance with the terms of the applicable purchase, underwriting, or similar agreement and the Registration Statement, Prospectus, and applicable Prospectus Supplement (and, if issued upon the exercise of Warrants, when such shares of Preferred Stock have been duly issued and delivered in accordance with the terms of the Warrants), such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3.         With respect to Warrants offered by the Company pursuant to the Registration Statement, when (a) the Company’s Board of Directors has taken all necessary corporate action to approve and authorize the issuance and terms of the sale of the Warrants and (b) such Warrants have been executed, issued, and delivered against payment of their full purchase price and in accordance with the terms of the applicable warrant, underwriting, or similar agreement and the Registration Statement, Prospectus, and applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Pyramid Oil Company

November 1, 2013

4.         With respect to Units offered by the Company pursuant to the Registration Statement, when (a) the Company’s Board of Directors has taken all necessary corporate action to approve and authorize the issuance and terms of the sale of the Units and (b) such Units have been issued and delivered against payment of their full purchase price and in accordance with the terms of the applicable purchase, underwriting, or similar agreement and the Registration Statement, Prospectus, and applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

With your consent, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act prior to the Company’s offer and sale of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer and sale of any Securities; (3) the Company’s Board of Directors will duly take all necessary corporate action, including the adoption of appropriate resolutions, to approve and authorize each offer and sale of any Securities and to establish the terms of the sale of such Securities; such corporate action and resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; and each offer and sale of any Securities will be made in accordance with the terms of such resolutions adopted by the Company’s Board of Directors; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of any Securities; (5) a purchase, underwriting, warrant, or similar agreement, governed by the internal laws of the State of California, will be duly authorized, executed, and delivered by the Company and the other parties thereto with respect to each offer and sale of any Securities; (6) each purchase, underwriting, warrant, or similar agreement governing the offer and sale of any Securities that is executed by a party other than the Company will constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms, and will not violate any law, rule, regulation, agreement, judgment, order, or decree of any court to which such party is subject; (7) the number of shares of the Company’s Common Stock or Preferred Stock, as applicable, to be issued pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock or Preferred Stock, will not exceed the number of shares of Common Stock or Preferred Stock authorized in the Company’s Articles of Incorporation; (8) the purchase price of all Securities will consist solely of cash; (9) in connection with each issuance of any Securities, the Company will duly execute and deliver stock certificates, warrant certificates, or unit certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to shares of Common Stock or Preferred Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (10) no offer or sale by the Company of any Securities, or compliance by the Company with any purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will violate any law, rule, or regulation, or any judgment, order, or decree of any court, to which the Company is subject; (11) no offer or sale by the Company of any Securities, or compliance by the Company with any purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Company’s Articles of Incorporation nor Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of any Securities to constitute a violation of the Articles of Incorporation or Bylaws; (12) the Company will obtain all required consents, approvals, and authorizations from, and will make all required registrations or filings with, applicable governmental authorities in connection with each offer and sale by the Company of any Securities; and (13) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

Pyramid Oil Company

November 1, 2013

Our opinions expressed above are subject to, and limited and qualified by the effect of: (1) applicable bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium, and other similar laws and court decisions relating to, limiting, or affecting the rights and remedies of creditors; (2) general principles of equity, whether considered in a proceeding in equity or at law (including, without limitation, the possible unavailability of the remedies of specific performance, injunctive relief, or any other equitable remedy), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court or arbitrator before which a proceeding is brought; (3) the unenforceability under certain circumstances of provisions relating to the indemnification of, or contribution to, a party with respect to liabilities incurred by such party including, without limitation, in connection with a violation of applicable securities laws; and (4) public policy considerations that may limit the rights of parties to obtain certain remedies. In addition, we express no opinion as to any contractual provision that: (a) is deemed by a court of competent jurisdiction or an arbitrator to constitute a penalty; (b) specifies governing law, forum selection, or provides for consent to jurisdiction; (c) waives the right to a jury trial or requires the arbitration of disputes; (d) waives any other rights, remedies, or defenses that are provided by applicable law; (e) requires the payment of attorneys’ fees in circumstances where such payment is prohibited by applicable law; or (f) specifies that rights and remedies are cumulative or that invalid provisions are severable.

This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC